Exhibit 16.1

May 16, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Community Bankers Acquisition Corp.’s statements included under Item 4.01 of its Form 8-K filed on May 15, 2007, and we agree with such statements concerning our firm.

/s/ Yount, Hyde & Barbour, P.C.

YOUNT, HYDE & BARBOUR, P.C.